
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information (prepared in accordance with accounting principles generally accepted in Canada) extracted from the accounting records of Mitel Corporation and included in the Consolidated
Statements of Income for the Three Months Ended June 28, 1996 and the
Consolidated Balance Sheets at June 28, 1996 and is qualified in its entirety by reference to such financial statements. For purposes of this schedule, EPS-PRIMARY is EPS-BASIC under Canadian generally accepted accounting principles. NOTE: The BONDS value has been amended.
</LEGEND>
<MULTIPLIER> 1,000
<CURRENCY> CANADIAN DOLLARS

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-28-1997
<PERIOD-END>                               JUN-28-1996
<EXCHANGE-RATE>                                1.00000
<CASH>                                           7,567
<SECURITIES>                                   120,853
<RECEIVABLES>                                  130,556
<ALLOWANCES>                                     5,697
<INVENTORY>                                     80,369
<CURRENT-ASSETS>                               347,873
<PP&E>                                         365,016
<DEPRECIATION>                                 213,420
<TOTAL-ASSETS>                                 510,683
<CURRENT-LIABILITIES>                          130,594
<BONDS>                                         40,671
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                     37,200
<COMMON>                                       152,593
<OTHER-SE>                                     126,422
<TOTAL-LIABILITY-AND-EQUITY>                   510,683
<SALES>                                        158,134
<TOTAL-REVENUES>                               158,134
<CGS>                                           76,567
<TOTAL-COSTS>                                   76,567
<OTHER-EXPENSES>                                69,173
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 544
<INCOME-PRETAX>                                 13,614
<INCOME-TAX>                                     2,909
<INCOME-CONTINUING>                             10,705
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    10,705
<EPS-PRIMARY>                                     0.09
<EPS-DILUTED>                                     0.09


